Exhibit 4.2

EXECUTION VERSION

SERIES 2024-1

INDENTURE SUPPLEMENT

between

COGENT IPV4 LLC

AND

WILMINGTON TRUST, NATIONAL ASSOCIATION,

AS INDENTURE TRUSTEE

dated as of May 2, 2024

Secured IPv4 Revenue Notes, Series 2024-1 Class A-2

i

SERIES 2024-1
INDENTURE SUPPLEMENT

THIS SERIES 2024-1 INDENTURE SUPPLEMENT (as amended, supplemented or otherwise modified and in effect from time to time, this “Series Indenture Supplement”), dated as of May 2, 2024, is entered into by and between (i) Cogent IPv4 LLC, a Delaware limited liability company, as the issuer (the “Issuer”) and (ii) Wilmington Trust, National Association, as Indenture Trustee and not in its individual capacity (in such capacity, the “Indenture Trustee”).

RECITALS

WHEREAS, the Issuer and the Indenture Trustee have entered into an Indenture, dated as of the date hereof (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Base Indenture”);

WHEREAS, the Issuer desires to enter into this Series Indenture Supplement in order to issue a Series of Notes pursuant to Section 2.07 of the Base Indenture in accordance with the terms thereof;

WHEREAS, the Issuer represents that it has duly authorized the issuance of up to $206,000,000 initial principal amount of 7.924% Secured IPv4 Revenue Term Notes, Series 2024-1, Class A-2 (the “Series 2024-1 Class A-2 Notes” or the “Series 2024-1 Term Notes” or the “Series 2024-1 Notes”);

WHEREAS, the Series 2024-1 Notes constitute “Notes” and a “Series” or “Series of Notes” as defined in the Base Indenture; and

WHEREAS, the Indenture Trustee has agreed to accept the trusts herein created upon the terms herein set forth.

NOW, THEREFORE, it is mutually covenanted and agreed as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01         Definitions. All defined terms used herein and not defined herein (including in the recitals hereto) shall have the meaning ascribed to such terms or incorporated by reference in the Base Indenture. All words and phrases defined in the Base Indenture shall have the same meaning in this Series Indenture Supplement, except as otherwise appears in this Article. In addition, the following terms have the following meanings in this Series Indenture Supplement unless the context clearly requires otherwise:

“ARD Prepayment Date” shall mean, with respect to the Series 2024-1 Term Notes, the first Payment Date that is twelve (12) months prior to the Series 2024-1 Term Note Anticipated Repayment Date.

“Initial Payment Date” shall mean, with respect to the Series 2024-1 Notes, the Payment Date occurring in June 2024.

“Initial Purchasers” shall mean Morgan Stanley & Co. LLC and Deutsche Bank Securities Inc..

“Note Rate” shall mean, with respect to the Series 2024-1 Notes, the rate per annum at which interest accrues on the Series 2024-1 Term Notes, as set forth in Section 2.01(a).

“Offering Memorandum” shall mean the Offering Memorandum dated April 24, 2024, relating to the offering by the Issuer of the Series 2024-1 Term Notes.

“Post-ARD Note Spread” shall mean, with respect to the Series 2024-1 Notes, 3.400% per annum.

“Rated Final Payment Date” shall mean, with respect to the Series 2024-1 Notes, the Series 2024-1 Rated Final Payment Date.

“Rating Agency” shall mean, in relation to the Series 2024-1 Notes, KBRA.

“Series 2024-1 Class A-2 Notes” shall have the meaning ascribed to it in the recitals hereto.

“Series 2024-1 Closing Date” shall mean May 2, 2024. The Series 2024-1 Closing Date is the “Closing Date” (as defined in the Base Indenture) for the Series 2024-1 Term Notes.

“Series 2024-1 Notes” shall have the meaning ascribed to it in the recitals hereto.

“Series 2024-1 Rated Final Payment Date” shall have the meaning ascribed to it in Section 2.01(c).

“Series 2024-1 Term Note Anticipated Repayment Date” shall have the meaning ascribed to it in Section 2.01(b).

“Series 2024-1 Term Notes” shall have the meaning ascribed to it in the recitals hereto.

Section 1.02         Rules of Construction. Unless the context otherwise requires:

(a)               a term has the meaning assigned to it;

(b)               accounting terms not otherwise defined herein and accounting terms partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP as in effect from time to time;

(c)               “or” is not exclusive;

(d)               “including” means including without limitation;

(e)               words in the singular include the plural and words in the plural include the singular;

(f)                all references to “$” or “USD” are to United States dollars;

(g)              any agreement, instrument, regulation, directive or statute defined or referred to in this Series Indenture Supplement or in any instrument or certificate delivered in connection herewith means such agreement, instrument, regulation, directive or statute as from time to time amended, supplement or otherwise modified in accordance with the terms thereof and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein;

(h)               references to a Person are also to its permitted successors and assigns;

(i)                the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Series Indenture Supplement, shall refer to this Series Indenture Supplement as a whole and not to any particular provision of this Series Indenture Supplement, and Section, Schedule and Exhibit references are to this Series Indenture Supplement unless otherwise specified; and

(j)                whenever the phrase “in direct order of alphabetical designation” or “highest alphabetical designation” or a similar phrase is used herein, it shall be construed to mean beginning with the letter “A” and ending with the letter “Z”; if any Series or Class is also given a numerical designation (e.g., “A1” or “A2”) the significance thereof shall be set forth in this Series Indenture Supplement.

In the event that any term or provision contained herein with respect to the Series 2024-1 Notes shall conflict with or be inconsistent with any term or provision contained in the Base Indenture, the terms and provisions of this Series Indenture Supplement shall govern.

ARTICLE II

SERIES 2024-1 NOTE DETAILS, DELIVERY AND FORM

Section 2.01         Series 2024-1 Note Details.

(a)               The aggregate principal amount of the Series 2024-1 Notes which may be initially authenticated and delivered under this Series Indenture Supplement shall be issued in one Class, having the Class and Series designation, Initial Class Principal Balance, Note Rate and initial rating set forth below.

Class of Notes	Initial Class Principal Balance	Note Rate	Note Type	Rating (KBRA)
Series 2024-1, Class A-2	$206,000,000	7.924%	Term Notes	BBB(sf)

Accrued Note Interest with respect to the initial Interest Accrual Period for the Series 2024-1 Term Notes will be calculated by multiplying the applicable Note Rate by a fraction, the numerator of which is the number of days from and including the Series 2024-1 Closing Date to but excluding the Initial Payment Date and the denominator of which is 360. Accrued Note Interest with respect to each Interest Accrual Period thereafter for the Series 2024-1 Term Notes shall be calculated in the manner set forth in the definition of “Accrued Note Interest” in Section 1.01 of the Base Indenture. The initial Interest Accrual Period for the Series 2024-1 Term Notes shall consist of 53 days.

(b)               The “Series 2024-1 Term Note Anticipated Repayment Date” is the Payment Date occurring in May 2029. The Series 2024-1 Term Note Anticipated Repayment Date is the “Anticipated Repayment Date” (as defined in the Base Indenture) for the Series 2024-1 Term Notes.

(c)               The “Series 2024-1 Rated Final Payment Date” for the Series 2024-1 Term Notes is the Payment Date occurring in May 2054.

(d)               The Series 2024-1 Notes shall contain no Classes of Variable Funding Notes.

(e)               The Series 2024-1 Notes shall contain no Classes of Liquidity Funding Notes.

(f)                There shall be no Targeted Amortization Amount with respect to the Series 2024-1 Notes.

(g)               The Record Date for purposes of determining payments to the Holders of the Series 2024-1 Notes for the Payment Date occurring on June 25, 2024 shall be May 31, 2024.

Section 2.02         Delivery of the Series 2024-1 Notes. Upon the execution and delivery of this Series Indenture Supplement, the Issuer shall execute and deliver the Series 2024-1 Term Notes to the Indenture Trustee and the Indenture Trustee shall, upon receipt of an Issuer Order, authenticate the Series 2024-1 Term Notes and shall hold the Series 2024-1 Term Notes as agent for the Depositary under the Fast Automated Securities Transfer Program.

Section 2.03         Forms of Series 2024-1 Notes. The Series 2024-1 Term Notes shall be in substantially the form set forth in the Base Indenture, each with such variations, omissions and insertions as may be necessary.

ARTICLE III

ACCOUNTS; RETAINED COLLECTIONS CONTRIBUTIONS

Section 3.01         No Series 2024-1 Prefunding Account. There shall be no Prefunding Period or Prefunding Account with respect to the Series 2024-1 Notes.

Section 3.02         No Yield Maintenance Reserve Account. There shall be no Yield Maintenance Reserve Account with respect to the Series 2024-1 Notes.

Section 3.03         Retained Collections Contributions. For purposes of the Series 2024-1 Notes, any Retained Collections Contribution made to the Issuer pursuant to Section 2.12(e) of the Base Indenture may be designated by the Issuer, acting at the direction of the Manager, as part of Aggregate Annualized Run Rate Net Cash Flow, for up to one (1) year, in an amount not to exceed (x) the greater of (A) 15% of Annualized Run Rate Net Cash Flow as of the last day of the immediately preceding calendar month and (B) $6,000,000 over any period of four (4) consecutive calendar quarters and not to exceed (y) the greater of (A) 25% of Annualized Run Rate Net Cash Flow and (B) $9,000,000 from the Series 2024-1 Closing Date to the Series 2024-1 Term Note Anticipated Repayment Date.

ARTICLE IV

GENERAL PROVISIONS

Section 4.01         Date of Execution. This Series Indenture Supplement for convenience and for the purpose of reference is dated as of May 2, 2024.

Section 4.02         Notices. Notices required to be given to the Rating Agency by the Issuer or the Indenture Trustee shall be e-mailed (i) first (or simultaneously with second) to the Issuer to be posted to the password protected internet website maintained by the Issuer for communication to the Rating Agency pursuant to Rule 17g-5 under the Exchange Act and (ii) second to the following address: abssurveillance@kbra.com.

Section 4.03       Governing Law. THIS SERIES INDENTURE SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS SERIES INDENTURE SUPPLEMENT.

Section 4.04       Submission to Jurisdiction. THE ISSUER AND THE INDENTURE TRUSTEE IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR UNITED STATES FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR IN RELATION TO THIS SERIES INDENTURE SUPPLEMENT.

Section 4.05         Waiver of Jury Trial. THE ISSUER AND THE INDENTURE TRUSTEE HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SERIES INDENTURE SUPPLEMENT, THE SERIES 2024-1 NOTES, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

Section 4.06        Severability; Entire Agreement. In case any provision in this Series Indenture Supplement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Series Indenture Supplement supersedes all prior agreements between the parties and constitutes the entire agreement between the parties hereto with respect to the matters covered hereby and supersedes all prior agreements between the parties.

Section 4.07         Counterparts. The parties may sign any number of copies of the Base Indenture and any Series Supplement. Each signed copy shall be an original, but all of them together represent the same agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to the Base Indenture and any Series Supplement or any document to be signed in connection with the Base Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, the Indenture Trustee is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Indenture Trustee, pursuant to procedures approved by the Indenture Trustee. As used herein, “electronic signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or other record.

ARTICLE V

APPLICABILITY OF INDENTURE

Section 5.01        Applicability. The provisions of the Base Indenture are hereby ratified, approved and confirmed, except as otherwise expressly modified by this Series Indenture Supplement and the Base Indenture as so supplemented by this Series Indenture Supplement shall be read, taken and construed as one and the same instrument. The representations, warranties and covenants contained in the Base Indenture (except as expressly modified herein) are hereby reaffirmed with the same force and effect as if fully set forth herein and made again as of the date hereof.

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IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Series Indenture Supplement to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

COGENT IPV4 LLC, as Issuer

By:	/s/ David Schaeffer
Name:	David Schaeffer
Title:	President

[Signature Page to Series 2024-1 Indenture Supplement]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity, but solely as Indenture Trustee

By:	/s/ Beverly D. Capers
Name:	Beverly D. Capers
Title:	Vice President

[Signature Page to Series 2024-1 Indenture Supplement]